Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report dated March 29, 2002 included in this Form 10-K, into the Company's previously filed Registration Statements on Form S-8, File No.'s 333-94879 and 333-102539, and on Form S-3, File No.'s 333-105221,
333-109313, 333-108739, and 333-112402.

                      McKEAN, PAUL, CHRYCY, FLETCHER & CO.

Miami, Florida
  April 2, 2004